                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 14, 2000

                            NEOSE TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                0-27718                              13-3549286
               --------                                -------                              ----------
(State or other jurisdiction of               (Commission File Number)              (IRS Employer Identification No.)
           incorporation)
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                  102 Witmer Road, Horsham, Pennsylvania 19044
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 441-5890

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.
        ------------

         Amendment to Shareholder Rights Plan. On November 13, 2000, the Board of Directors of Neose Technologies, Inc. (the "Company") approved an amendment to the Amended and Restated Rights Agreement between the Company and American
Stock Transfer & Trust Company, as Rights Agent, effective as of December 3,
1998 (the "Rights Agreement"). The terms of the amendment are set forth in attached Amendment No. 1 to the Rights Agreement, dated November 14, 2000, which permits a specified significant stockholder to increase its percentage of beneficial ownership in the Company to more than 15%, but less than 20%, without being deemed an Acquiring Person under the Rights Agreement.

         The Board also approved an agreement with the specified stockholder related to the amendment to the Rights Plan, which is generally described in the attached press release.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.
        ------------------------------------------------------------------

         (a) Financial Statements of Businesses Acquired: None

         (b) Pro Forma Financial Information: None

         (c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

                                      -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NEOSE TECHNOLOGIES, INC.

                                      By: /s/ P. Sherrill Neff
                                          -----------------------------------
                                          P. Sherrill Neff
                                          President, Chief Operating Officer,
                                          and Chief Financial Officer

Dated: November 14, 2000

                                      -3-
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                                  EXHIBIT INDEX


   Exhibit No.    Description
   -----------    -----------

      4.1         Amendment No. 1 dated November 14, 2000 to the Amended and
                  Restated Rights Agreement dated as of December 3, 1998, between Neose Technologies, Inc. and American Stock Transfer
                  & Trust Company, as Rights Agent.

      99.1        Press Release issued on November 14, 2000 by
                  Neose Technologies, Inc.

                                      -4-